Exhibit 4

CHARTERED UNDER THE LAWS OF THE UNITED STATES OF AMERICA

No.	OCONEE FEDERAL FINANCIAL CORP.	Shares

Seneca, South Carolina
CUSIP:
FULLY PAID AND NON-ASSESSABLE
PAR VALUE $0.01 PER SHARE

THE SHARES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO
RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that	is the owner of

SHARES OF COMMON STOCK OF

OCONEE FEDERAL FINANCIAL CORP.

a federally chartered subsidiary holding company

The shares evidenced by this certificate are transferable only on the books of Oconee Federal Financial Corp. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.

The interest in Oconee Federal Financial Corp. evidenced by this certificate may not be retired or withdrawn except as provided in the Rules and Regulations promulgated by the Office of Thrift Supervision and the charter and bylaws of Oconee Federal Financial Corp. The common stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, Oconee Federal Financial Corp. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its seal to be hereunto affixed.

By		[SEAL]	By
	ROBERT N. MCLELLAN, JR.			T. RHETT EVATT
	CORPORATE SECRETARY			PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors of Oconee Federal Financial Corp. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

The shares evidenced by this certificate are subject to a limitation contained in the Charter to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The shares represented by this Certificate may not be cumulatively voted on any matter.

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT		Custodian
				(Cust)		(Minor)

TEN ENT	-	as tenants by the entireties
Under Uniform Gifts to Minors Act

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list

For value received,                                                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.